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                     [LETTERHEAD OF ROYAL BANK OF CANADA]



      October 16, 1996


      Superior Propane Inc.
      425 - 1st Street S.W.
      PO Box 2595, Station M
      Calgary, AB T2P 4V4

      Attention:   Mr. W. Mark Schweitzer
                   Vice President Finance & CFO
      -----------------------------------------

      Dear Sirs:

      Royal Bank of Canada (the "Bank) is pleased to offer Superior Propane Inc. (the "Borrower") a revolving demand facility (the "Credit Facility") through its branch at 339 - 8th Avenue S.W., Calgary, Alberta T2P 1C4 (the "Branch of Account"), subject to the terms and conditions below:

      SCHEDULES:    The attached Schedules are incorporated in this agreement by reference as if set out in full herein; collectively this Agreement and all Schedules are referred to as the "Agreement".

      AMOUNT: The amount available under the Credit Facility shall not exceed $1O,5OO,OOO.OO, or the Equivalent Amount in US Dollars (the "Amount").

      PURPOSE: The Borrower shall use the Credit Facility to finance its general operating requirements. The Borrower shall not use the Credit Facility to finance a Hostile Take-Over Bid without the prior written consent of the Bank.

      CREDIT
      FACILITY:     The Credit Facility is available by way of:

                    (a) RBP based loans and overdrafts in Canadian Dollars ("RBP Loans").
                    (b) RBUSBR based loans and overdrafts in US Dollars ("RBUSBR Loans").
                    (c)  L/C's and/or L/G's.

                    Each use of the Credit Facility by way of any of the foregoing methods is referred to as a "Borrowing". The face amount of each Borrowing


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      Superior Propane Inc.                                               Page 2
      October 16, 1996

                    outstanding shall be used to determine the amount of Borrowings outstanding under the Credit Facility at any time.

      INTEREST
      RATES AND
      FEES: The following rates of interest and fees shall apply to the Credit Facility:

                    RBP Loans             -  RBP + 0% per annum
                    RBUSBR Loans          -  RBUSBR + 0% per annum
                    L/C's and/or L/G's    -  1/2% per annum.
                                             Minimum $75.00

      AVAILABILITY/
      REPAYMENT:    The Credit Facility is available at the sole discretion of the Bank. The Bank may, at any time and from time to time without notice, cancel any undrawn portion of the Amount.
                    All Borrowings outstanding shall be due and payable on demand by the Bank and upon such demand, the Bank shall have no obligation to honour cheques or other orders for payment.

      CALCULATION
      AND PAYMENT
      OF INTEREST
      AND FEES:     (a)  RBP and RBUSBR Loans
                         --------------------
                         Interest on each RBP Loan and on each RBUSBR Loan will accrue daily on the basis of a year of 365 days, and will be calculated, payable and compounded monthly on such day of the month as the Bank shall specify. Any change in RBP or RBUSBR shall be effective as of the opening of business on the day such change takes place.

                    (b)  L/C's and/or L/G's
                         ------------------
                         L/C or L/G fees will be calculated and payable in the manner set forth in Schedule B.

                    (c)  Interest Act (Canada)
                         ---------------------
                         The annual rates of interest or fees to which the rates calculated in accordance with this Agreement are equivalent, are the rates so calculated multiplied by the actual number of days in the calendar year in which such calculation is made and divided by 365. In no event will interest exceed the rate permitted by law.


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      Superior Propane Inc.                                               Page 3
      October 16, 1996

      TIME AND
      PLACE OF
      PAYMENT: All amounts due by the Borrower pursuant to this Agreement shall be paid at the Branch of Account in immediately available funds for value on the day such amount is due in Canadian Dollars or US Dollars in the case of Borrowings denominated in US Dollars, or as otherwise provided herein. If a day on which an amount is due is not a Business Day such amount shall be deemed for all purposes of this Agreement to be due on the Business Day next following such day and all interest and other fees shall continue to accrue until payment. Interest and fees payable under this Agreement are payable both before and after any or all of default, demand and judgement.


      EVIDENCE OF
      INDEBTEDNESS: The Bank shall open and maintain at the Branch of Account accounts and records evidencing the principal amount of each Borrowing, the payment of principal and interest and all other amounts owing to the Bank under this Agreement. The Bank's accounts and records constitute, in the absence of manifest error, conclusive evidence of the indebtedness of the Borrower to the Bank.


      EXPENSES:     The Borrower shall pay the reasonable fees, including,
                    without limitation, all documentation fees charged by the Bank for use of its internal legal counsel, and expenses incurred by the Bank in connection with the preparation, negotiation, documentation and operation of the Credit
                    Facility including the enforcement of the Bank's rights hereunder and under any other document delivered pursuant to this Agreement, whether or not any amounts are advanced hereunder.


      NOTICES: Any notice or demand hereunder shall be given by telecopier or letter. A telecopier communication shall be deemed received on the Business Day following its transmission. A letter shall be deemed received when hand delivered to the receiving party, at the address shown herein. Each party shall be bound by any notice given hereunder and entitled to act in accordance therewith.


      AMENDMENTS
      AND WAIVERS:  No amendment, modification or waiver of any provision of this Agreement or consent to any departure by the Borrower from any provision of this Agreement will in any event be effective unless it is in writing and then the amendment, modification, waiver or consent will be effective only in the specific instance, and for the specific purpose and


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      Superior Propane Inc.                                               Page 4
      October 16, 1996

                    length of time for which it is given by the Bank. No failure to exercise and no delay in exercising on the part of the Bank, any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

      SEVERABILITY: If any provision of this Agreement is or becomes prohibited or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate or render unenforceable the provision concerned in any other jurisdiction nor invalidate, affect or impair any of the remaining provisions hereof


      GOVERNING
      LAW: This Agreement shall be construed in accordance with and governed by the laws of the Province of Alberta and of Canada applicable therein.

      WHOLE
      AGREEMENT:    This Agreement or any agreements delivered pursuant to or
                    referred to in this Agreement constitute the whole and entire agreement between the parties in respect of the Credit Facility.

      SUCCESSORS
      AND ASSIGNS:  This Agreement shall be binding upon and enure to the benefit of the Bank and the Borrower and their respective successors and permitted assigns.


      EFFECTIVE
      DATE: The date on which this Agreement becomes effective is the date appearing on the first page hereof.


      EXPIRY DATE:  This offer is open for acceptance until close of business at the Branch of Account on November 15, 1996 unless extended in writing by the Bank.


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      Superior Propane Inc.                                               Page 5
      October 16, 1996

      Please acknowledge your acceptance of the above terms and conditions by signing the attached copy of this letter in the space provided below and returning it to the undersigned.

      Yours truly,

      ROYAL BANK OF CANADA


      /s/ D.K. MacLaren
      -----------------------------
      D.K. MacLaren
      Senior Account Manager


      Acknowledged and Accepted this
        22  day of  October  , 1996.
      -----        ----------


           SUPERIOR PROPANE INC.               425 - 1st Street S.W.
                                               PO Box 2595, Station M
      By: /s/ Robert J. Waters                 Calgary, Alberta T2P 4V4
         --------------------------

      Title:  Robert J. Waters                 Tel: (403)231-0111
            -----------------------            Fax: (403)231-0187
                 Treasurer


      By: /s/
         --------------------------

      Title: Assistant Treasurer
             ----------------------


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      Schedule "A" to the Agreement dated as of the 16th day of October, 1996, between Superior Propane Inc. as the Borrower and Royal Bank of Canada as the Bank.

                                           DEFINITIONS
                                           -----------

      For purposes of the foregoing agreement and the Schedules attached thereto, the following terms and phrases shall have the following meanings:

      "Business Day" means a day, excluding Saturday, Sunday and any other day which is a legal holiday in the City of Calgary or on a day on which banking institutions are closed.

      "Canadian Dollars", "Cdn $" and "Cdn Dollars" each means lawful money of Canada.

      "Equivalent Amount" means, with respect to any given amount of any currency, the amount of any other currency required to purchase that amount of the first currency through the Bank in Calgary at the Bank's noon spot rate, in accordance with normal banking procedures, only needed if Borrowing is in currency other than Cdn$.

      "Hostile Take-Over Bid" means a take-over bid, as defined by applicable law, by the Borrower or in which the Borrower is involved, in respect of which the board of directors of the target company has not recommended acceptance of such take-over bid to the target company's shareholders.

      "L/C" means a documentary credit issued by the Bank on behalf of the Borrower for the purpose of paying suppliers of goods pursuant to the terms and conditions of Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 or successor publication;

      "L/G" means a letter of guarantee and/or standby letter of credit issued by the Bank on behalf of the Borrower for the purpose of providing security to a third party that the Borrower will perform a contractual or financial obligation owed to such third party.

      "RBP" and "Royal Bank Prime" means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on Canadian Dollar commercial loans made in Canada.

      "RBUSBR" and "Royal Bank US Base Rate" means the annual rate of interest announced by the Bank from time to time as being a reference rate then in effect for determining interest rates on US Dollar commercial loans made in Canada.

      "US Dollars" and "US$" each means lawful money of the United States of America in same day immediately available funds or, if such funds are not available, the form of money of the United States of America that is customarily used in the settlement of international banking transactions on the relevant date.


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      Schedule "B" to the Agreement dated as of the 16th day of October 1996, between Superior Propane Inc. as the Borrower and Royal Bank of Canada as the Bank.


                             L/C AND L/C CONDITIONS
                             ----------------------


      The Borrower may borrow by way of L/C's and/or L/G's subject to the following conditions:

      (a) the Bank may, in its sole discretion, refuse to issue L/C's or L/G's at any time;

      (b) each L/C and/or L/G shall expire on a Business Day and shall have a term of not more than 365 days;

      (c) prior to the issue of an L/C and/or L/G, the Borrower shall execute a duly authorized application and/or indemnity with respect to such L/C or L/G in form and substance satisfactory to the Bank, and each L/C and L/G shall be governed by the terms and conditions of the relevant application and/or indemnity for such instrument;

      (d) the Borrower shall pay an L/C fee on the date of any payment made by the Bank pursuant to a drawing under such L/C in the currency in which such payment is made. If the total amount available under any L/C has not been drawn prior to the expiry date of such L/C the Borrower shall pay an L/C fee calculated on the undrawn portion of such L/C on the expiry date thereof in the currency in which such L/C was issued;

      (e) the Borrower shall pay an L/G fee on the date of issuance of such L/G in Canadian Dollars. The fee shall be calculated on the face amount of the L/G issued (converted into the equivalent Amount thereof in Canadian Dollars) and based on the number of days in the term thereof and a year of 365 days;

      (f) the Borrower shall, by not later than 12:00 noon on any day on which a drawing is made under an L/C or L/G, pay to the Bank at the Branch of Account an amount equal to the face amount of such drawing, and if the Borrower fails to make such payment, the face amount of such drawing shall be converted into an RBP Loan if the drawing is in Canadian Dollars and into an RBUSBR Loan if the drawing is in US Dollars; and

      (g) in the event that there is any inconsistency at any time between the terms of this Agreement and the terms of the application and/or indemnity for L/C's or L/G's, the terms thereof shall govern.